Exhibit 99.1

Fabrinet Announces Fourth Quarter and Fiscal Year 2014 Financial Results

BANGKOK, Thailand – October 16, 2014 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the fourth quarter and fiscal year ended June 27, 2014.

Fabrinet reported total revenue of $160.1 million for the fourth quarter of fiscal year 2014, an increase of less than 1% compared to total revenue of $159.9 million for the comparable period in fiscal year 2013. During the fourth quarter the Company concluded that certain consignment sales did not qualify for revenue recognition in accordance with the Company’s accounting policies. This was due to a lack of clarity in the associated contracts with respect to terms related to delivery, risk of loss and title transfer. The financial impact of these consignment sales was $16.5 million and was excluded from the reported revenue in the fourth quarter of fiscal year 2014. This amount will become recognizable as revenue once the goods have been shipped in fiscal year 2015. GAAP net income for the fourth quarter of fiscal year 2014 was $10.3 million, or $0.29 per diluted share, compared to GAAP net income of $15.1 million, or $0.43 per diluted share, in the fourth quarter of fiscal year 2013. Non-GAAP net income in the fourth quarter of fiscal 2014 was $12.1 million, or $0.34 per diluted share, a decrease of 2.4% compared to non-GAAP net income of $12.4 million, or $0.35 per diluted share, in the same period a year ago.

For fiscal year 2014, Fabrinet reported total revenue of $677.9 million, an increase of 5.7% compared to total revenue of $641.5 million for fiscal year 2013. GAAP net income for fiscal year 2014 was $91.7 million, or $2.58 per diluted share, compared to GAAP net income of $69.0 million, or $1.98 per diluted share, in fiscal year 2013. Non-GAAP net income in fiscal year 2014 was $54.6 million, or $1.53 per diluted share, an increase of 8.1% compared to non-GAAP net income of $50.5 million, or $1.44 per diluted share, in fiscal year 2013.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “As we begin our new fiscal year, I am optimistic, as our relationships with customers have never been stronger and our pipeline of new engagements continues to grow. Despite a demand environment that remains challenging, I am confident that our focus on total customer satisfaction and world-class quality will enable us to deliver another year of profitable growth in fiscal 2015.”

Business Outlook

Based on information available as of October 16, 2014, Fabrinet expects first quarter revenue to be approximately $189 million, which includes approximately $3 million of consigned shipment revenue excluded from fiscal 2014, as discussed above. GAAP net income per share is expected to be approximately $0.30 with expected non-GAAP net income per share of approximately $0.40, based on approximately 36 million fully diluted shares outstanding.

Audit Committee Investigation

Prior to the completion of Fabrinet’s fiscal year 2014 financial results, management identified potential accounting violations with respect to consignment shipments and inventory. Subsequently, the Audit Committee of Fabrinet’s Board of Directors initiated an internal investigation concerning various accounting cut-off issues in fiscal year 2014, specifically the shipment of unfinished goods to consignment inventory and other inventory cut-off considerations. The investigation found certain process weaknesses concerning the potential to invoice unfinished goods held under consignment arrangements and the need for certain remedial measures, including (1) process improvements, (2) personnel training regarding revenue recognition policies and inventory management techniques and their relevant accounting considerations, and (3) certain personnel disciplinary actions. The Audit Committee provided these findings to the Company’s management so they could determine the potential impact on the Company’s disclosure controls and procedures and internal control over financial reporting.

Subsequent to completion of the Audit Committee’s investigation, the Company evaluated its accounting practices surrounding consignment inventory and consignment revenue. Based on that evaluation, the Company determined that for certain volume supply agreements with its customers not all of the revenue recognition criteria prescribed by the relevant accounting literature had been met at the time revenue was recorded. Specifically, the Company misapplied the guidance when assessing the terms of these agreements with respect to when title and risk of loss transfers to its customers. As a result, the Company determined that certain sales previously recognized did not qualify for revenue recognition in the periods in which they were recognized. The Company has evaluated the impact of the errors on both a quantitative and qualitative basis under the relevant accounting guidance and determined that the errors did not have a material impact to the previously issued consolidated financial statements. Accordingly, previously issued financial statements for fiscal years 2013 and 2012 were not revised or restated.

For additional information on the Audit Committee’s investigation and the Company’s accounting practices surrounding consignment inventory and consignment revenue and the corresponding impact to the Company’s disclosure controls and procedures and internal control over financial reporting, please see the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2014, filed on October 16, 2014.

Conference Call Information

What:	Fabrinet Fourth Quarter and Fiscal Year 2014 Financial Results Conference Call
When:	Thursday, October 16, 2014
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 22009425
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 22009425
Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include our expectation that we will achieve profitable growth in fiscal 2015 and all of the statements under the “Business Outlook” section regarding our expected revenue and GAAP and non-GAAP net income per share for the first quarter of fiscal 2015. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: potential changes to these expected operating results based on the results of the review by our independent registered public accounting firm; changes in our expected results as we complete our review and other procedures associated with closing the quarter; less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including the U.S., Thailand and the People’s Republic of China); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Annual Report on Form 10-K, filed on October 16, 2014. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes share-based compensation expenses, follow-on offering expenses, expenses related to reduction in workforce, executive separation cost, investigation cost and income related to flooding. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Jennifer Predmore

215-428-1797

ir@fabrinet.com

Fabrinet

Consolidated Balance Sheets

As of June 27, 2014 and June 28, 2013

(in thousands of U.S. dollars, except share data)	June 27, 2014	June 28, 2013
Assets
Current assets
Cash and cash equivalents	$233,477	$149,716
Trade accounts receivable, net	101,168	118,475
Inventory, net	124,570	88,962
Deferred tax assets	1,561	1,397
Prepaid expenses	1,691	1,931
Other current assets	2,010	3,505

Total current assets	464,477	363,986

Non-current assets
Property, plant and equipment, net	97,244	97,206
Intangibles, net	72	164
Deferred tax assets	1,775	2,116
Deposits and other non-current assets	989	107

Total non-current assets	100,080	99,593

Total assets	$564,557	$463,579

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from bank, current portion	$6,000	$9,668
Trade accounts payable	94,853	77,139
Income tax payable	1,024	1,825
Accrued payroll, bonus and related expenses	8,612	6,220
Accrued expenses	4,345	3,121
Other payables	5,795	5,163
Liabilities to third parties due to flood losses	—	9,812

Total current liabilities	120,629	112,948

Non-current liabilities
Long-term loans from bank, non-current portion	10,500	19,243
Deferred tax liability	1,040	1,152
Severance liabilities	4,453	4,382
Other non-current liabilities	1,099	536

Total non-current liabilities	17,092	25,313

Total liabilities	137,721	138,261

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of June 27, 2014 and June 28, 2013)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 35,152,772 shares and 34,634,967 shares issued and outstanding as of June 27, 2014 and June 28, 2013, respectively)	352	346
Additional paid-in capital	80,882	71,101
Retained earnings	345,602	253,871

Total shareholders’ equity	426,836	325,318

Total Liabilities and Shareholders’ Equity	$564,557	$463,579

Fabrinet

Consolidated Statements of Operations

For the three and twelve months ended June 27, 2014 and June 28, 2013

	Three Months Ended		Twelve Months Ended
	June 27,	June 28,	June 27,	June 28,
(in thousands of U.S. dollars, except share data)	2014	2013	2014	2013
Revenues	$160,084	$159,934	$677,854	$641,542
Cost of revenues	(142,309)	(142,863)	(603,621)	(572,124)

Gross profit	17,775	17,071	74,233	69,418
Selling, general and administrative expenses	(6,705)	(5,340)	(27,664)	(23,787)
Income related to flooding	—	6,147	44,748	27,211
Expenses related to reduction in workforce	—	(2,052)	—	(2,052)

Operating income	11,070	15,826	91,317	70,790
Interest income	531	322	1,793	1,083
Interest expense	(147)	(222)	(713)	(1,010)
Foreign exchange (loss) gain, net	(70)	(731)	(24)	354
Other income	253	180	797	692

Income before income taxes	11,637	15,375	93,170	71,909
Income tax expense	(1,304)	(233)	(1,439)	(2,940)

Net income	$10,333	$15,142	$91,731	$68,969

Earnings per share
Basic	$0.29	$0.44	$2.63	$2.00
Diluted	$0.29	$0.43	$2.58	$1.98
Weighted average number of ordinary shares outstanding
(thousands of shares)
Basic	35,117	34,629	34,938	34,557
Diluted	35,843	35,000	35,589	34,846

Fabrinet

Consolidated Statements of Cash Flows

For the twelve months ended June 27, 2014 and June 28, 2013

	Twelve Months Ended
(in thousands of U. S. dollars)	June 27, 2014	June 28, 2013
Cash flows from operating activities
Net income for the year	$91,731	$68,969
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	10,565	9,994
Amortization of intangibles	93	217
Gain on disposal of property, plant and equipment	(28)	(24)
Income related to flooding	(45,211)	(29,465)
Proceeds from insurers for business interruption losses related to flooding	—	13,143
Proceeds from insurers for inventory losses related to flooding	7,416	11,419
Reversal of allowance for doubtful accounts	(72)	(94)
Unrealized loss (gain) on exchange rate and fair value of derivative	722	(1,043)
Share-based compensation	5,547	5,100
Deferred income tax	65	2,086
Other non-cash expenses (income)	634	(89)
Reversal of uncertain tax positions	(1,538)	—
Inventory obsolescence (reversal of)	443	(584)
Loss from written-off assets and liabilities to third parties due to flood losses	—	2,255
Changes in operating assets and liabilities
Trade accounts receivable	17,379	4,739
Inventory	(36,051)	14,229
Other current assets and non-current assets	(1,035)	(1,207)
Trade accounts payable	17,714	(8,861)
Income tax payable	737	(5)
Other current liabilities and non-current liabilities	4,951	(35)
Liabilities to third parties due to flood losses	(7,512)	(41,994)

Net cash provided by operating activities	66,550	48,750

Cash flows from investing activities
Purchase of property, plant and equipment	(10,835)	(10,793)
Purchase of intangibles	(1)	(2)
Proceeds from disposal of property, plant and equipment	29	29
Proceeds from insurers in settlement of claims related to flood damage	37,795	4,904

Net cash provided by (used in) investing activities	26,988	(5,862)

Cash flows from financing activities
Repayment of long-term loans from bank	(12,411)	(9,668)
Proceeds from issuance of ordinary shares under employee share option plans	4,567	561
Withholding tax related to net share settlement of restricted share units	(327)	(21)

Net cash used in financing activities	(8,171)	(9,128)

Net increase in cash and cash equivalents	$85,367	$33,760

Movement in cash and cash equivalents
Cash and cash equivalents at beginning of period	$149,716	$115,507
Increase in cash and cash equivalents	85,367	33,760
Effect of exchange rate on cash and cash equivalents	(1,606)	449

Cash and cash equivalents at end of period	$233,477	$149,716

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended				Twelve Months Ended
	June 27,	June 27,	June 28,	June 28,	June 27,	June 27,	June 28,	June 28,
	2014	2014	2013	2013	2014	2014	2013	2013
	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	10,333	0.29	15,142	0.43	91,731	2.58	68,969	1.98
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	294	0.01	186	0.01	1,182	0.03	1,105	0.03

Total related to gross profit	294	0.01	186	0.01	1,182	0.03	1,105	0.03

Related to selling, general and administrative expenses:
Share-based compensation expenses	715	0.02	945	0.03	4,365	0.12	3,995	0.11
Executive separation cost	—	—	—	—	547	0.02	—	—
Follow-on offering expenses	344	0.01	(79)	(0.00)	344	0.01	393	0.01
Investigation costs	400	0.01	—	—	400	0.01	—	—

Total related to selling, general and administrative expenses	1,459	0.04	866	0.02	5,656	0.16	4,388	0.12

Related to other incomes and other expenses:
Income related to flooding	—	—	(6,147)	(0.17)	(44,748)	(1.26)	(27,211)	(0.77)
Unrealized loss on exchange, net of interest incurred from income related to flooding	—	—	—	—	744	0.02	—	—
Expenses related to reduction in workforce	—	—	2,052	0.06	—	—	2,052	0.06

Total related to other incomes and other expenses	—	—	(4,095)	(0.12)	(44,004)	(1.24)	(25,159)	(0.72)

Related to income tax expense Income tax expense	—	—	272	0.01	—	—	1,179	0.03

Total related to income tax expense	—	—	272	0.01	—	—	1,179	0.03

Total related to net income & EPS	1,753	0.05	(2,771)	(0.08)	(37,166)	(1.05)	(18,487)	(0.53)

Non-GAAP measures	12,086	0.34	12,371	0.35	54,565	1.53	50,482	1.44

Shares used in computing diluted net income per share
GAAP diluted shares		35,843		35,000		35,589		34,846
Non-GAAP diluted shares		35,843		35,240		35,589		35,159